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                                 EXHIBIT 3.1(g)
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
Dean Heller                                  STATE OF NEVADA                                      Telephone 702.687.5203
Secretary of State                    OFFICE OF THE SECRETARY OF STATE                            FAX 702.687.3471
                                          101 N. CARSON ST. STE. 3                                Web site hope//103.state.nv.us
                                       Carson City, Nevada 89701-4786                             Filing Fee: $75

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                           Certificate of Correction
                      (Pursuant to NRS 72.0295 and 80.007)
                             - Remit in Duplicate -


1. The name of the corporation for which correction is being made:
                                 MyWeb Inc.com
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2. Description of the original document for which correction is being made:
   Restated Articles of Incorporation of MyWeb Inc.com (filed with the Office
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   of the Secretary of State on September 8, 1999 and dated July 19, 1999)
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3. Filing date of the original document:  9/08/99.
                                          --------

4. Description of the incorrect statement and the reason it is incorrect or the manner in which the execution or other formal authentication was defective:
   Above document incorrectly spelled the name of the company: the name is "MyWeb Inc.com" (without space), not "My Web Inc.com".

5. Correction of the incorrect statements or defective execution or authentication:

   Article 1 should read as follows:
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           1. The name of the corporation (the "Corporation") is:
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                          MyWeb Inc.com
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6. Signature:

Alexander Jorge     __________

/s/ Alexander Jorge                   Vice President          November 10, 1999
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Signature of Corporate Officer        Title of Officer        Date





IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.